                                                                 EXHIBIT 10.1.10




[EXECUTION COPY]





                         RECEIVABLES PURCHASE AGREEMENT

                         (PARALLEL PURCHASE COMMITMENT)

                           Dated as of April 4, 1996


                                     Among


                           FIRST UNION NATIONAL BANK
                   solely in its capacity as the trustee for


                         CHARMING SHOPPES MASTER TRUST

                                 as the Seller

                                      and

                               FASHION SPC, INC.

                         as the Subordinated Purchaser

                                      and

                        SPIRIT OF AMERICA NATIONAL BANK

                        as the Owner and as the Servicer

                                      and

                                 CITIBANK, N.A.

                                      and

                          CITICORP NORTH AMERICA, INC.

                                  as the Agent

                               TABLE OF CONTENTS

 Section                                                               Page
 -------                                                               ----
ARTICLE I         AMOUNTS AND TERMS OF THE PURCHASES

SECTION 1.01.  Commitment                                               3
SECTION 1.02.  Making Purchases                                         4
SECTION 1.03.  Fees                                                     6
SECTION 1.04.  Incorporation by Reference                               7
SECTION 1.05.  Increased Costs                                          7
SECTION 1.06.  Additional Yield on Purchaser Receivable
               Interests Bearing a Eurodollar Rate;
               Breakage Fee                                             8


ARTICLE II        ALLOCATION AND DISTRIBUTIONOF COLLECTIONS


SECTIONS 2.01 through 2.07.  Incorporation by Reference                 9


ARTICLE III       REPRESENTATIONS AND WARRANTIES; COVENANTS;
                  EARLY AMORTIZATION EVENTS


SECTION 3.01.  Representations and Warranties; Covenants               9
SECTION 3.02.  Early Amortization Events                               10


ARTICLE IV        INDEMNIFICATION; PURCHASE OF INELIGIBLE RECEIVABLES


SECTION 4.01.  Indemnities by the Owner                                10
SECTION 4.02.  Indemnities by the Servicer                             13
SECTION 4.03.  Incorporation by Reference                              14
SECTION 4.04.  Incorporation by Reference                              15
SECTION 4.05.  Repurchase of Purchaser
               Receivable Interests                                    15


ARTICLE V         THE SERVICER


SECTIONS 5.01 through 5.04.  Incorporation by Reference                15


ARTICLE VI        THE PURCHASER REPRESENTATIVE AND THE AGENT


SECTION 6.01.  Designation of the Purchaser
               Representative                                          16


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
 Section                                                               Page
 -------                                                               ----
SECTION 6.02.  Duties of the Purchaser Representative                  16
SECTION 6.03.  Agent Authorization and Action                          17
SECTION 6.04.  Limitation on Purchaser Representative
               and Agent Liability, Etc.                               17
SECTION 6.05.  Indemnification of Agent                                19


ARTICLE VII       MISCELLANEOUS


SECTION 7.01.  Amendments, Waivers, Etc.                               20
SECTION 7.02.  Notices, Etc.                                           21
SECTION 7.03.  Assignability                                           21
SECTION 7.04.  Costs, Expenses and Taxes                               26
SECTION 7.05.  Confidentiality                                         26
SECTION 7.06.  GOVERNING LAW                                           28
SECTION 7.07.  Execution in Counterparts                               28
SECTION 7.08.  Survival of Termination                                 28
SECTION 7.09.  Tax Treatment                                           28
SECTION 7.10.  Duties of the Trustee                                   29
SECTION 7.11.  Limitation on Trustee/Seller
               Liability, Etc.                                         29
SECTION 7.12.  Third Party Beneficiaries                               30
SECTION 7.13.  CNAI and Affiliates                                     30
SECTION 7.14.  No Proceedings                                          31
SECTION 7.15.  Limited Recourse                                        31
SECTION 7.16.  Limitation on Rights of Banks                           32
SECTION 7.17.  Incorporation by Reference                              32

                                    EXHIBITS


Exhibit I         Definitions
Exhibit II        Conditions of Purchases
Exhibit III       Representations and Warranties
Exhibit IV        Covenants
Exhibit V         Administration and Collection of Pool Receivables
Exhibit VI        Early Amortization Events


                                    ANNEXES

Annex A           Incorporation by Reference
Annex B           Incorporation by Reference
Annex C           Incorporation by Reference
Annex D-1         Incorporation by Reference
Annex D-2         Incorporation by Reference
Annex D-3         Incorporation by Reference
Annex D-4         Incorporation by Reference
Annex E           Incorporation by Reference
Annex F           Incorporation by Reference
Annex G           Incorporation by Reference
Annex H           Form of Assignment and Acceptance


                                   SCHEDULES

Schedule I        Incorporation by Reference
Schedule II       Incorporation by Reference

                         RECEIVABLES PURCHASE AGREEMENT

                         (PARALLEL PURCHASE COMMITMENT)

                           Dated as of April 4, 1996


            FIRST UNION NATIONAL BANK (formerly known as First Fidelity Bank, National Association), a national banking association, solely in its capacity as the trustee (the "Trustee") for CHARMING SHOPPES MASTER TRUST, a trust formed pursuant to the Pooling and Servicing Agreement (defined in Exhibit I hereto) (in such capacity, the "Seller"), SPIRIT OF AMERICA NATIONAL BANK, a national banking association ("Spirit"), in its capacity as the originator or the owner (prior to the sale thereof to the Seller pursuant to the Pooling and Servicing Agreement) of the Accounts (defined in Exhibit I hereto) (in such capacity, the "Owner") and in its capacity as the Servicer (in such capacity, the "Servicer"), FASHION SPC, INC., a Delaware corporation (the "Subordinated Purchaser"), CITIBANK, N.A., a national banking association ("Citibank") and CITICORP NORTH AMERICA, INC., a Delaware corporation ("CNAI"), as agent (the "Agent") for the Banks (as defined in Exhibit I hereto), agree as follows:


            PRELIMINARY STATEMENTS. 0.0.0.0.0.1. Certain terms that are capitalized and used throughout this Agreement are defined in Exhibit I to this Agreement. References in the Exhibits to "the Agreement" refer to this Agreement, as amended, modified or supplemented from time to time.


            0.0.0.0.0.2. Spirit is the owner of certain revolving credit card accounts and expects to become the owner of certain additional credit card accounts from time to time (collectively defined as the "Accounts" in Exhibit I to this Agreement).


            0.0.0.0.0.3. Pursuant to the Pooling and Servicing Agreement, Spirit has sold to the Seller an ownership interest in all amounts shown on its records as billed to the Obligor on any Account from time to time in respect of purchases of merchandise or services, including, without limitation, finance charges and fees payable thereon, all Insurance Proceeds relating thereto, all rights, remedies, powers and privileges with respect thereto, and all proceeds thereof (collectively, the "Receivables"), and Spirit has been appointed and agreed to act as the servicer under the Pooling and Servicing Agreement.

            0.0.0.0.0.4. Pursuant to the Pooling and Servicing Agreement and certain related agreements, the Seller may, among other things, sell undivided ownership interests in the Receivables (referred to herein as "Receivable Interests") to various purchasers and may sell certificates of beneficial interest in the Receivables in the Trust to various investors.

            0.0.0.0.0.5. The Subordinated Purchaser and the Banks are prepared to purchase the Receivable Interests on the terms set forth herein.

            0.0.0.0.0.6. Pursuant to the Pooling and Servicing Agreement, a portion of all Collections of the Receivable Interests and all Loss Amounts with respect thereto will be allocated to the Receivables Purchase Interest based on the Allocation Percentage.

            0.0.0.0.0.7. Spirit has been requested and is prepared to act as the Servicer hereunder.

            0.0.0.0.0.8. This Agreement is one of the "Receivables Purchase Agreements" referred to in the Pooling and Servicing Agreement and creates a Receivables Purchase Series thereunder.

            0.0.0.0.0.9. Notwithstanding anything to the contrary in this Agreement, the Agent, the Banks and the Subordinated Purchaser hereby acknowledge that their rights and remedies hereunder, and the rights and remedies of their respective assignees under this Agreement, may be subject to the limitations set forth in the Pooling and Servicing Agreement. To the extent that any provision in this Agreement or in any certificate or document delivered in connection with this Agreement is inconsistent with any provision under the Pooling and Servicing Agreement, or in any circumstance in which it is unclear whether this Agreement or the Pooling and Servicing Agreement shall control, the provisions contained in the Pooling and Servicing Agreement shall control, except that with respect to any such inconsistency between any such provision and

     Section 2 of this Agreement (including the defined terms used in such Section 2), this Agreement shall control.

            0.0.0.0.0.10. The Banks acknowledge that the purchase of the Receivable Interests shall not include the right to sell the Owner's customer lists, the right to use the Owner's customer lists for any purpose other than a purpose expressly set forth in this Agreement, or the right to use any trademarks of the Seller, the Owner or the Servicer or any of their respective Affiliates.


            Accordingly, the parties agree as follows:



                                   ARTICLE 1.
                       AMOUNTS AND TERMS OF THE PURCHASES


            SECTION 1.1. COMMITMENT.

            1.1.1. On the terms and conditions hereinafter set forth, the Banks shall, ratably in accordance with their respective Bank Commitments, purchase Purchaser Receivable Interests from the Seller from time to time during the period from the date hereof to the Commitment Termination Date. Under no circumstances shall the Banks be obligated to make any such purchase on any date if after giving effect to such purchase the aggregate outstanding Purchaser Capital, together with the aggregate outstanding "Purchaser Capital" of "Purchaser Receivable Interests" under the Receivables Purchase Agreement, would exceed the Total Commitment on such date.

            1.1.2. The Subordinated Purchaser shall, on the date of each purchase of Purchaser Receivable Interests by the Banks hereunder, purchase Subordinated Receivable Interests in the amount determined pursuant to paragraph 3 of Exhibit II hereto.

            1.1.3. The Seller may, upon at least 30 days' prior notice to the Agent, terminate in whole or, from time to time, reduce in part the unused portion of the Total Commitment; provided that each partial reduction shall be in the amount of at least $1,000,000 or an integral multiple thereof.

            1.1.4. On the date of this Agreement, Citibank is entering into Assignment and Acceptances with certain other Banks in the maximum aggregate amount of $60,000,000. From time to time after the date hereof Citibank may enter into one or more additional Assignment and Acceptances, and such additional Assignment and Acceptances will result in automatic increases in the Total Commitment calculated as follows: (x) if the maximum aggregate amount of all Assignment and Acceptances to which Citibank is a party is greater than $60,000,000 but not greater than $75,000,000, then the new Total Commitment will be twice such maximum aggregate amount (but in no event greater than $150,000,000), and (y) if the maximum aggregate amount of all Assignment and Acceptances to which Citibank is a party is greater than $75,000,000, then the new Total Commitment will be equal to the sum of such maximum aggregate amount plus $75,000,000 (but in no event greater than $160,000,000); provided, however, that no increase in the Total Commitment to an amount greater than $150,000,000 shall be effective unless the Agent shall have received, in form and substance satisfactory to it, assignments to the Seller of Interest Rate Agreements covering in the aggregate a notional balance at least equal to the new Total Commitment, together with related documents substantially similar to those delivered on the Effective Date pursuant to paragraphs 1(b)(xxii) and (xxiii) of
Exhibit II to this Agreement. At any time after the date hereof when Citibank enters into an additional Assignment and Acceptance with a Bank which will result in an increase in the Total Commitment, the Agent shall immediately notify the Seller, the Subordinated Purchaser, the Owner, the Servicer, the Banks and CapMAC thereof, and of the new Total Commitment, calculated as aforesaid, and upon such notice (and, if the proviso in the immediately preceding sentence is applicable, satisfaction of the conditions set forth in such proviso), the Total Commitment shall automatically increase as provided in such notice and the Bank Commitment of Citibank shall automatically increase to an amount equal to the Total Commitment minus the aggregate Bank Commitments of all the other Banks.


            SECTION 1.2. Making Purchases.





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

            1.2.1. Each purchase by the Banks of Purchaser Receivable Interests hereunder shall be made on at least three Business Days' notice from the Seller to the Agent. Each such notice of a purchase of Purchaser Receivable Interests shall specify (i) the amount requested to be paid to the Seller (such amount, which shall not be less than $1,000,000, being referred to herein as the initial "Purchaser Capital" of the Purchaser Receivable Interest then being purchased),
(ii) the proposed date of such purchase (which shall be a Distribution Date) and
(iii) the desired duration of the initial Fixed Period for the Purchaser Receivable Interest to be purchased. The Agent shall promptly thereafter notify the Seller whether the desired duration of the initial Fixed Period for the Purchaser Receivable Interest to be purchased is acceptable, and the Agent shall promptly notify the Banks of the proposed purchase. Such notice of purchase shall be sent by telecopier, telex or cable to all Banks concurrently and shall specify the date of such purchase, each Bank's Percentage multiplied by the aggregate amount of Purchaser Capital of the Purchaser Receivable Interest being purchased, the Fixed Period for such Receivable Interest and whether yield for the Fixed Period for such Purchaser Receivable Interest is calculated based on the Eurodollar Rate (which may be selected only if such notice is given at least two Business Days prior to the purchase date) or the Alternate Base Rate.

            1.2.2. On the date of each purchase of a Purchaser Receivable Interest, the Banks, ratably in accordance with their respective Bank Commitments, shall, upon satisfaction of the applicable conditions set forth in
Exhibit II hereto, make available to the Agent the amount of their respective purchases by deposit of the applicable amount in immediately available funds to the Agent's Account and after receipt by the Agent of such funds, the Agent will cause such funds to be made available to the Seller in same day funds, by deposit to the Seller Account no later than 12:00 Noon (New York City time).

            1.2.3. Effective on the date of each purchase pursuant to this
Section 1.02 and each reinvestment pursuant to Section 2.06(a) hereof, the Seller hereby sells and assigns to the Agent, for the benefit of the Banks, an undivided percentage ownership interest, to the extent of the Purchaser Receivable Interest then being purchased, in each Pool Receivable then existing or thereafter arising and in the Collections with respect thereto.

            1.2.4. On the date of each purchase by the Banks pursuant to Section 1.02(a) above, the Subordinated Purchaser shall make available to the Seller in same day funds, by deposit to the Seller Account no later than 12:00 Noon (New York City time), an amount equal to the amount required under paragraph 3 of
Exhibit II hereto (such amount being referred to herein as the initial "Subordinated Purchaser Capital" of the Subordinated Receivable Interest then being purchased). Effective on the date of each such payment and each reinvestment on behalf of the Subordinated Purchaser pursuant to Section 2.06(a) hereof, the Seller hereby sells and assigns to the Subordinated Purchaser a subordinated (to the extent set forth in Section 1.02(f) and Article II hereof) undivided percentage ownership interest, to the extent of the Subordinated Receivable Interest then being purchased, in each Pool Receivable then existing or thereafter arising and in the Collections with respect thereto.

            1.2.5. Notwithstanding the foregoing, a Bank shall not be obligated to make purchases under this Section 1.02 at any time in an amount which would exceed such Bank's Bank Commitment less the outstanding and unpaid amount of any purchases made by such Bank under the APA. Each Bank's obligation shall be several, such that the failure of any Bank to make available to the Seller any funds in connection with any purchase shall not relieve any other Bank of its obligation, if any, hereunder to make funds available on the date of such purchase, but no Bank shall be responsible for the failure of any other Bank to make funds available in connection with any purchase.

            1.2.6. The interest of the Banks in the Pool Receivables and the Collections with respect thereto shall be deemed to have a priority senior to any interest of the Subordinated Purchaser therein. Such priority shall be irrespective of the time, order or method of attachment or perfection of the respective interests of the Banks and the Subordinated Purchaser, or the time or order of the filing of financing statements. Until the first day after the Commitment Termination Date on which all amounts described in clauses (i), (ii) and (iv) of the definition of Final Distribution Date have been paid in full, the Subordinated Purchaser agrees that it will not commence or continue any default, foreclosure or liquidation proceedings or remedies in respect of the Pool Receivables or the Collections.

            SECTION 1.3. Fees. The fees set forth in the separate fee agreement of even date among the Seller, the Owner and the Agent, as amended or restated from time to time (the "Fee Letter"), shall be payable to the Agent and the Banks in the amounts and on the dates set forth therein, subject to the allocation and priority of distribution of such Collections set forth in Article II hereof.


            SECTION 1.4. Incorporation by Reference. Section 1.04 of the Receivables Purchase Agreement is hereby incorporated herein by this reference.


            SECTION 1.5. Increased Costs.

            1.5.1. If any Bank or any Affiliate of any Bank (each an "Affected Person") determines that compliance with any law or regulation or any guideline or request from any central bank or other governmental authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by such Affected Person and such Affected Person determines that the amount of such capital is increased by or based upon the existence of any commitment to make purchases of or otherwise to maintain the investment in Pool Receivables or interests therein related to this Agreement or to the funding thereof and other commitments of the same type, then, upon demand by such Affected Person (with a copy to the Agent), the Owner shall immediately pay, or cause to be paid, to the Agent, for the account of such Affected Person (as a third-party beneficiary), from time to time as specified by such Affected Person, additional amounts sufficient to compensate such Affected Person in the light of such circumstances, to the extent that such Affected Person reasonably determines such increase in capital to be allocable to the existence of any of such commitments. Such additional amounts shall be determined by such Affected Person and notified to the Seller through the Agent, as promptly as possible and in any event within 90 days after such Affected Person became aware (or, in the exercise of ordinary diligence, should have become aware) of any event which may result in such additional amounts. A certificate as to such amounts submitted to the Seller, the Owner, the Servicer and the Agent by such Affected Person shall be conclusive and binding for all purposes, absent manifest error.

            1.5.2. If, due to either (i) the introduction of or any change (other than any change by way of imposition or increase of reserve requirements referred to in Section 1.06) in or in the interpretation of any law or regulation or (ii) compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to a Bank of agreeing to purchase or purchasing, or maintaining the ownership of Purchaser Receivable Interests in respect of which Yield is computed by reference to the Eurodollar Rate, then, upon demand by such Bank (with a copy to the Agent), the Owner shall immediately pay, or cause to be paid, to the Agent, for the account of such Bank (as a third party beneficiary), from time to time as specified by such Bank, additional amounts sufficient to compensate such Bank for such increased costs. A certificate as to such amounts submitted to the Seller, the Owner, the Servicer and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.


            SECTION 1.6. Additional Yield on Purchaser Receivable Interests Bearing a Eurodollar Rate; Breakage Fee.

            1.6.1. The Owner shall pay, or cause to be paid, to any Bank, so long as such Bank shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency Liabilities, additional Yield on the unpaid Purchaser Capital of each Purchaser Receivable Interest of such Bank during each Fixed Period in respect of which Yield is computed by reference to the Eurodollar Rate, for such Fixed Period, at a rate per annum equal at all times during such Fixed Period to the remainder obtained by subtracting (i) the Eurodollar Rate for such Fixed Period from (ii) the rate obtained by dividing such Eurodollar Rate referred to in clause (i) above by that percentage equal to 100% minus the Eurodollar Rate Reserve Percentage of such Bank for such Fixed Period, payable on the next succeeding date on which Yield is payable on such Purchaser Receivable Interest. Such additional Yield shall be determined by such Bank and notified to the Seller, the Owner and the Servicer through the Agent within 30 days after any Yield payment is made with respect to which such additional Yield is requested. A certificate as to such additional Yield submitted to the Seller, the Owner and the Servicer and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.

            1.6.2. If (i) any payment of Purchaser Capital with respect to a Purchaser Receivable Interest as to which Yield is computed by reference to the Eurodollar Rate is made by the Seller to or for the account of any Bank(s) other than on the last day of the Fixed Period for such Purchaser Receivable Interest, as a result of a payment pursuant to Section 4.03, or for any other reason, or
(ii) the Termination Date shall occur during any Fixed Period, the Owner shall, upon demand by such Bank (with a copy to the Seller, the Owner and the Agent), immediately pay, or cause to be paid, to the Agent for the account of such Bank (as a third-party beneficiary) any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (including loss of anticipated profits), costs or expenses incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund or maintain its interest in such Purchaser Receivable Interest. A certificate as to such amounts submitted to the Seller, the Servicer, the Owner and the Agent by such Bank shall be conclusive and binding for all purposes, absent manifest error.



                                   ARTICLE 2.

                          ALLOCATION AND DISTRIBUTION
                                 OF COLLECTIONS


            SECTIONS 2.01 through 2.07. Incorporation by Reference. Each of Sections 2.01 through 2.07 of the Receivables Purchase Agreement is hereby incorporated herein by this reference, except that each reference therein to the "Purchasers" shall be deemed to be a reference to the Banks.



                                   ARTICLE 3.

                   REPRESENTATIONS AND WARRANTIES; COVENANTS;
                           EARLY AMORTIZATION EVENTS


            SECTION 3.1. Representations and Warranties; Covenants.

            3.1.1. Each of the Trustee, the Owner and the Servicer hereby makes the representations and warranties set forth for such party in Exhibit III hereto.

            3.1.2. Each of the Trustee, the Owner and the Servicer hereby agrees to perform and observe the covenants set forth for such party in Exhibit IV hereto.

            3.1.3. In addition, the Servicer hereby agrees to perform and observe the covenants set forth in Exhibit V hereto.


            SECTION 3.2. Early Amortization Events. If any of the Early Amortization Events set forth in Exhibit VI hereto shall occur and be continuing, the Agent may, by notice to the Owner, the Seller and the Servicer, declare the Total Commitment to be terminated (in which case the Commitment Termination Date shall be deemed to have occurred); provided that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of Exhibit VI, the Total Commitment shall terminate and the Commitment Termination Date shall occur. Upon any such declaration or upon any such automatic termination, and subject to any limitations on the Banks' rights and remedies in respect of Pool Receivables under the Pooling and Servicing Agreement or pursuant to the other terms of this Agreement, the Banks and the Agent shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided under the UCC with respect to the Receivable Interests purchased by them hereunder and under other applicable law, which rights and remedies shall be cumulative; provided, however, that so long as any Investor Certificates shall be outstanding, the Agent and the Banks shall not exercise such other rights and remedies under the UCC and other applicable law unless the Agent shall have obtained and delivered to the Trustee an Opinion of Counsel to the effect that the exercise of such rights and remedies shall not materially and adversely affect the interests of the holders of the Investor Certificates.

                                   ARTICLE 4.

                          INDEMNIFICATION; PURCHASE OF
                             INELIGIBLE RECEIVABLES


            SECTION 4.1. Indemnities by the Owner. Without limiting any other rights that the Banks, the Agent, the Seller, the Trustee, the Purchaser Representative or any of their respective Affiliates (each, an "Indemnified Party") may have under this Agreement or under applicable law, the Owner hereby agrees to indemnify each Indemnified Party from and against any and all claims, losses and liabilities (including reasonable attorneys' fees) (all of the foregoing being collectively referred to as "Indemnified Amounts") arising out of or resulting from this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Purchaser Receivable Interests or in respect of any Receivable or any Cardholder Agreement, excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or any of its Affiliates, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or (c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Purchaser Receivable Interests or in respect of any Receivable or any Cardholder Agreement. Without limiting or being limited by the foregoing, the Owner shall pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against any and all Indemnified Amounts relating to or resulting from any of the following:


            4.1.0.1. the creation of an undivided percentage ownership interest in any Receivable (A) which purports to be part of the Net Receivables Pool Balance but which is not, at the date of the creation of such interest, an Eligible RPA Receivable or (B) the Obligor of which is an Affiliate of any of the parties hereto or is a government or a governmental subdivision or agency;


            4.1.0.2. reliance on (A) any written representation or warranty or statement made or deemed made by the Seller or the Owner (or any of their respective officers) on or prior to the date of this

     Agreement under or in connection with this Agreement or the Insurance Agreement, or any exhibit, certificate or report delivered pursuant hereto or thereto or in connection herewith or therewith, which shall have been incorrect in any material respect when made, and (B) thereafter, any representation or warranty or statement made or deemed made by the Seller or the Owner (or any of their respective officers) under or in connection with this Agreement or the Insurance Agreement which shall have been incorrect in any material respect when made;

            4.1.0.3. the failure by the Seller or the Owner to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Cardholder Agreement (including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Consumer Protection Act (including, without limitation, the Federal Truth in Lending Act), the Fair Credit Billing Act, and all other laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy); or the failure of any Pool Receivable or the related Cardholder Agreement to conform to any such applicable law, rule or regulation;

            4.1.0.4. the failure to vest in any Bank a perfected undivided percentage ownership interest in the Receivables in, or purporting to be in, the Receivables Pool and the Collections in respect thereof, free and clear of any Adverse Claim (except for interests created therein pursuant to the Pooling and Servicing Agreement);

            4.1.0.5. the failure to have filed, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables in, or purporting to be in, the Receivables Pool and the Collections in respect thereof, whether at the time of any purchase or reinvestment or at any subsequent time;

            4.1.0.6. any dispute, claim, offset or defense (other than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable in, or purporting to be in, the Receivables Pool (including, without limitation, a defense based on such Receivable or the related Cardholder Agreement not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

            4.1.0.7. any failure of the Seller or the Owner to perform its duties or obligations in accordance with the provisions hereof or of the Pooling and Servicing Agreement or to perform its duties or obligations under the Cardholder Agreements;

            4.1.0.8. any products liability or other claim arising out of or in connection with merchandise, insurance or services which are the subject of any Cardholder Agreement;

            4.1.0.9. the commingling of Collections of Pool Receivables at any time with other funds;

            4.1.0.10. any action or omission by the Owner or the Seller reducing or impairing the rights of any Bank with respect to any Pool Receivable or the value of any Pool Receivable (including, without limitation, any cancellation, modification or netting of any Receivable by the Owner or the Seller); or

            4.1.0.11. any investigation, litigation or proceeding related to this Agreement or the use of proceeds of purchases or reinvestments or the ownership of Purchaser Receivable Interests or in respect of any Receivable or Cardholder Agreement.


            SECTION 4.2. Indemnities by the Servicer. Without limiting any other rights that any Indemnified Party may have under this Agreement or under applicable law, the Servicer hereby agrees to indemnify each Indemnified Party from and against, and to pay on demand to each Indemnified Party any and all amounts necessary to indemnify such Indemnified Party from and against, any and all Indemnified Amounts relating to or resulting from any of the following:

            4.2.0.1. reliance on (A) any written representation or warranty or statement made or deemed made by the Servicer (or any of its officers) on or prior to the date of this Agreement under or in connection with this Agreement, or any exhibit, certificate or report delivered pursuant hereto or in connection herewith, which shall have been incorrect in any material respect when made, and (B) thereafter, any representation or warranty or statement made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement which shall have been incorrect in any material respect when made;

            4.2.0.2. the failure by the Servicer to comply with any applicable law, rule or regulation with respect to any Pool Receivable or the related Cardholder Agreement (including, without limitation, Regulation Z of the Board of Governors of the Federal Reserve System, the Federal Consumer Protection Act (including, without limitation, the Federal Truth in Lending
     Act), the Fair Credit Billing Act, and all other laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy);

            4.2.0.3. any claim relating to collection activities with respect to any Pool Receivable;

            4.2.0.4. any failure of the Servicer or the Administrative Servicer to perform its duties or obligations in accordance with the provisions hereof or of the Administrative Servicer Agreement or of the Pooling and Servicing Agreement;

            4.2.0.5. any action or omission by the Servicer reducing or impairing the rights of any Bank with respect to any Pool Receivable or the value of any Pool Receivable;

excluding, however, (a) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Indemnified Party or any of its Affiliates, (b) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables or
(c) any income taxes incurred by such Indemnified Party arising out of or as a result of this Agreement or the ownership of Receivable Interests or in respect of any Receivable or any Cardholder Agreement.

            SECTION 4.3. Incorporation by Reference. Section 4.03 of the Receivables Purchase Agreement is hereby incorporated herein by this reference.

            SECTION 4.4. Incorporation by Reference. Section 4.04 of the Receivables Purchase Agreement is hereby incorporated by this reference, except that each reference therein to a "Purchaser" shall be deemed to be a reference to a "Bank."

            SECTION 4.5. Repurchase of Purchaser Receivable Interests. On any Distribution Date on or after the Commitment Termination Date, the Owner may, upon 30 days' prior notice to the Agent, purchase all, but not less than all, of the Purchaser Receivable Interests outstanding on such Distribution Date, in accordance with the terms specified in Section 12.2(a) of the Pooling and Servicing Agreement, provided that on such Distribution Date (a) the Subordinated Purchaser Capital has not been reduced to zero, and (b) the sum of the Purchaser Capital plus the Subordinated Purchaser Capital is equal to or less than 5% of the highest Total Commitment theretofore in effect under this Agreement. The deposit required in connection with any such purchase shall be made to the Agent's Account, for the account of the relevant Bank(s), and shall be in an amount equal to the Purchaser Capital plus all Yield accrued thereon through the date of such purchase. The Owner shall also pay to the Agent, on the date of any such purchase, for the account of the Agent and the relevant Bank(s), Indemnified Parties and Affected Persons as the case may be, all accrued fees, costs and expenses and Indemnified Amounts payable hereunder to the Agent and/or the Banks, Indemnified Parties and/or Affected Persons.

                                   ARTICLE 5.

                                  THE SERVICER


            SECTIONS 5.01 through 5.04. Incorporation by Reference. Each of Sections 5.01 through 5.04 of the Receivables Purchase Agreement is hereby incorporated by this reference, except that (i) each reference therein to the "Purchasers" shall be deemed to be a reference to the Banks and (ii) each reference therein to the "Parallel Purchase Commitment" shall be deemed to be a reference to the Receivables Purchase Agreement; provided, however, that if the Servicer Escrow Account shall have been established pursuant to the Receivables Purchase Agreement, no additional Servicer Escrow Account shall be established as a result of the incorporation by reference herein of Section 5.04.



                                   ARTICLE 6.

                   THE PURCHASER REPRESENTATIVE AND THE AGENT


            SECTION 6.1. Designation of the Purchaser Representative.

            6.1.1. CNAI is hereby designated as, and hereby agrees to perform the duties and obligations of, the Purchaser Representative pursuant to the terms hereof and (with respect to the Receivables Purchase Series arising in connection with this Agreement) pursuant to the Pooling and Servicing Agreement.

            6.1.2. The Subordinated Purchaser and the Agent hereby appoint the Purchaser Representative, from time to time designated pursuant to this Section 6.01, as the representative for themselves and for the Banks to perform the duties and obligations of the Purchaser Representative on their behalf under the Pooling and Servicing Agreement.

            6.1.3. The Agent may, by notice to the Seller, the Owner, the Subordinated Purchaser and the Servicer, designate another Person (including, without limitation, the Agent itself) to succeed CNAI as the Purchaser Representative if such Person shall consent and agree to the terms hereof and of the Pooling and Servicing Agreement.

            SECTION 6.2. Duties of the Purchaser Representative.

            6.2.1. The Purchaser Representative shall furnish to each Bank and to the Subordinated Purchaser a copy of each notice, instrument or other document received by it in connection with this Agreement or the Pooling and Servicing Agreement within a reasonable period of time after receipt thereof.

            6.2.2. The Purchaser Representative shall, on behalf of the Banks and the Subordinated Purchaser, direct the time, method and place of exercising any right or remedy available to the Banks and/or the Subordinated Purchaser under the Pooling and Servicing Agreement and take such other actions under the Pooling and Servicing Agreement as could be taken by the Banks and/or the Subordinated Purchaser and as are, in the sole discretion of the Purchaser Representative, necessary or desirable to effectuate the purposes of this Agreement; provided, however, that the Purchaser Representative shall not be required to take any action which exposes the Purchaser Representative to personal liability or which is contrary to this Agreement or applicable law.

            SECTION 6.3. Agent Authorization and Action. Each of the Banks hereby appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. As to any matters not expressly provided for by this Agreement (including, without limitation, enforcement of this Agreement), the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Banks, and such instructions shall be binding upon all Banks; provided, however, that the Agent shall not be required to take any action which exposes the Agent to personal liability or which is contrary to this Agreement or applicable law.

            SECTION 6.4. Limitation on Purchaser Representative and Agent Liability, Etc.

            6.4.1. Neither the Purchaser Representative nor the Agent nor any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Purchaser Representative and the Agent:

            6.4.1.1. may treat the Bank which funded any purchase of a Purchaser Receivable Interest as the owner of such Purchaser Receivable Interest until the Agent receives and accepts and the Purchaser Representative receives an Assignment and Acceptance entered into by such Bank, as assignor, and an Eligible Assignee, as assignee, as provided in Section 7.03;

            6.4.1.2. may treat the Subordinated Purchaser as the holder of the Subordinated Receivable Interest, until the Purchaser Representative receives written notice of the assignment or transfer thereof signed by such Person and in form satisfactory to the Purchaser Representative;

            6.4.1.3. may consult with legal counsel (including counsel for the Seller, the Owner or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

            6.4.1.4. makes no warranty or representation to any Bank or to the Subordinated Purchaser and shall not be responsible to any Bank or to the Subordinated Purchaser for any statements, warranties or representations made in or in connection with this Agreement or the Pooling and Servicing Agreement;

            6.4.1.5. shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Pooling and Servicing Agreement on the part of the Seller, the Owner or the Servicer or to inspect the property (including the books and records) of the Seller, the Owner or the Servicer;

            6.4.1.6. shall not be responsible to any Bank or the Subordinated Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Pooling and Servicing Agreement or any instrument or document furnished pursuant hereto; and

            6.4.1.7. shall incur no liability under or in respect of this Agreement, the Pooling and Servicing Agreement or any such other document or instrument by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram) believed by it to be genuine and signed or sent by the proper party or parties.

            6.4.2. With respect to rights and obligations under this Agreement and as a Bank hereunder, Citibank shall have the same rights and powers under this Agreement, the Pooling and Servicing Agreement or any such other document or instrument as any other Bank and may exercise the same as though CNAI were not the Purchaser Representative hereunder. CNAI and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, the Seller, the Owner or the Servicer, any of their respective Affiliates and any Person or entity who may do business with or own securities of the Seller, the Owner or the Servicer or any of its Affiliates, all as if CNAI were not the Purchaser

Representative and without any duty to account therefor to the Banks or the Subordinated Purchaser.

            6.4.3. The Subordinated Purchaser and each Bank acknowledges that it has, independently and without reliance upon the Purchaser Representative, the Agent or any other Bank and based on such financial statements and other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. The Subordinated Purchaser and each Bank also acknowledges that it will, independently and without reliance upon the Purchaser Representative, the Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement, the Pooling and Servicing Agreement and any other agreement or other document.


            SECTION 6.5. Indemnification of Agent. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Owner, the Servicer, the Companies, CapMAC or the Seller), ratably according to the respective amounts of Purchaser Capital of the Purchaser Receivable Interests (or interests therein) owned by each of them (or if no Purchaser Capital is then outstanding, the Banks shall indemnify the Agent ratably according to the respective amounts of their Bank Commitments), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any action taken or omitted by the Agent under this Agreement, provided that (a) no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct, (b) no Bank shall be liable hereunder for any portion of the Agent's ordinary administrative costs in connection with this Agreement and (c) no Bank shall be liable hereunder for any portion of costs and expenses incurred by the Agent to the extent such costs and expenses are not reasonable.

                                   ARTICLE 7.

                                 MISCELLANEOUS

            SECTION 7.0.1. Amendments, Waivers, Etc. 7.0.1. No amendment or waiver of any provision of this Agreement (including, without limitation any provision of the Receivables Purchase Agreement which is incorporated herein by reference) or consent to any departure by the Seller, the Owner, the Servicer or the Subordinated Purchaser therefrom shall be effective unless in a writing signed by the Owner, the Seller, the Servicer, the Subordinated Purchaser and the Agent, as agent for the Banks, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that so long as any Investor Certificates shall be outstanding, no such amendment shall become effective unless (i) the Owner shall have delivered an Opinion of Counsel to the Agent and the Trustee to the effect that such amendment shall not materially and adversely affect the interests of the holders of the Investor Certificates or (ii) S&P and Moody's shall have notified the Owner, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of their respective ratings on any Investor Certificates. In addition, and so long as any Investor Certificates shall be outstanding, (y) if such amendment relates to any of the provisions of
Article II hereof (and regardless of whether an Opinion of Counsel has been delivered pursuant to clause (i) of the preceding sentence), S&P shall have notified the Owner, the Servicer and the Trustee in writing that such action will not result in a reduction or withdrawal of its rating on any Investor Certificates, and (z) if such amendment relates to any other provisions of this Agreement (other than an amendment the sole effect of which is to extend the Commitment Termination Date or to modify the terms of an Enhancement which is for the sole benefit of the Receivables Purchase Interest under this Agreement and the "Receivables Purchase Interest" under the Receivables Purchase Agreement), S&P shall have been given at least one Business Day's prior written notice of such amendment and S&P shall not have advised the Owner or the Servicer at the close of business on the Business Day following receipt of such notice that such action would result in a reduction or withdrawal of its rating on any Investor Certificates. Defined terms which are incorporated herein by reference from the Pooling and Servicing Agreement shall not be altered or affected by any subsequent amendment to the Pooling and Servicing Agreement which relates to such terms, unless the Agent shall have consented in writing to such amendment.

            7.0.2. No failure on the part of any Bank, the Subordinated Purchaser or the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.


            SECTION 7.0.3. Notices, Etc. 7.0.3. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and faxed or delivered, if to the Seller, Citibank or to the Agent, to each such party at its address set forth under its name on the signature pages hereof and if to any Bank other than Citibank, to such Bank at its address specified in the Assignment and Acceptance pursuant to which it became a Bank, or, as to each party, at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

            7.0.4. So long as Spirit is the Servicer under this Agreement, any notice required to be given to the Owner and the Servicer hereunder shall be deemed to have been delivered to both the Owner and the Servicer if such notice is delivered to Spirit at its address set forth below its name on the signature page hereof.


            SECTION 7.1. Assignability.


            7.1.1. Each Bank may assign to any Eligible Assignee or to any other Bank all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Purchaser Receivable Interests or interests therein owned by it); provided, that no assignee shall be entitled to compensation pursuant to Section 1.05(a) hereof at a rate in excess of that to which the assignor Bank was entitled immediately prior to such assignment; and provided, further, that, unless the assignor is CapMAC or the proposed assignee is CNAI, a Bank or CapMAC, each assignor of a Purchaser Receivable Interest or any interest therein shall give the Agent, the Owner, the Servicer and the Seller at least ten Business Days' notice of a proposed assignment and shall not consummate such assignment if the Owner notifies such assignor that the proposed assignee or any Affiliate of the proposed assignee is a competitor of the Owner, Charming Shoppes or any of their respective Affiliates; and provided, further, that in the case of any assignment other than an assignment to CapMAC pursuant to the Insurance Agreement,

            7.1.1.1. each such assignment shall be of a constant, and not a varying, percentage of all rights and obligations under this Agreement,

            7.1.1.2. the amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than the lesser of (x) $10,000,000 and (y) the assigning Bank's Bank Commitment,

            7.1.1.3. the parties to each such assignment shall execute and deliver to the Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with a processing and recordation fee of $2,500,

            7.1.1.4. concurrently with such assignment, if such Bank is a Bank other than Citibank, the assignor thereunder shall assign to such Eligible Assignee an equal percentage of its rights and obligations under the APA, and

            7.1.1.5. Citibank may not assign any portion of its Bank Commitment to the extent it reduces such Bank Commitment below (x) 10% of the Total Commitment minus (y) the Purchaser Capital of all Purchaser Receivable Interests owned by CNAI or any of its Affiliates.

            7.1.2. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment and Acceptance, (x) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Bank hereunder and (y) the Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto).

            7.1.3. Subject to the provisions of Section 7.06(b) hereof, each assignor of a Purchaser Receivable Interest may in connection with the assignment or participation, disclose to the assignee or participant any information relating to the Seller, the Servicer or the Owner, including the Receivables, furnished to such assignor by or on behalf of the Seller, the Servicer or the Owner or by the Agent.

            7.1.4. This Agreement and the rights and obligations of the Agent (in its capacity as such) herein shall be assignable by the Agent and its successors and assigns; provided, however, that the Agent agrees that it will not of its own volition assign such rights and obligations to any Person other than CapMAC or an Affiliate of CNAI unless:

            7.1.4.1. in the reasonable judgment of the Agent consistent with its internal policy (including, without limitation, the internal policy of any Affiliate of the Agent with respect to which the manner in which conflicts of interest are to be resolved) and legal and regulatory restrictions, the Agent determines that it would be disadvantageous to the Agent or an Affiliate of the Agent for it to continue as the Agent hereunder, or

            7.1.4.2. the Agent's decision to assign its rights and obligations (in its capacity as the Agent hereunder) is consistent with its determination to assign its rights and obligations as the agent in respect of a majority of the other transactions with sellers of receivables in which it is, at such time, the agent, which involve receivables having a tenor similar to the tenor of the Receivables.

            7.1.5. None of the Seller or the Subordinated Purchaser, or subject to paragraph 2(m) of Exhibit IV hereto, the Owner, or subject to Section 8.2 of the Pooling and Servicing Agreement and paragraph 3(e) of Exhibit IV hereto, the Servicer, may assign its rights or obligations hereunder or any interest herein without the prior written consent of the Agent.

            7.1.6. The Agent shall maintain at its address referred to in
Section 7.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Banks and the Bank Commitment of, and aggregate outstanding Purchaser Capital of Purchaser Receivable Interests or interests therein owned by, each Bank from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Seller, the Owner, the Servicer, the Agent and the Banks may treat each person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Seller, the Owner, the Servicer, or any Bank at any reasonable time and from time to time upon reasonable prior notice.

            7.1.7. Upon its receipt of an Assignment and Acceptance executed by an assigning Bank and by an assignee which is an Eligible Assignee or an existing Bank, the Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Annex H hereto, (i) accept such

Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Seller, CapMAC, the Owner and the Servicer.

            7.1.8. Notwithstanding any of the other provisions of this Section 7.03, Citibank or any of its Affiliates may assign any of its rights (including, without limitation, rights to payment of Purchaser Capital and Yield) under this Agreement to any Federal Reserve Bank without notice to or consent of the Agent, the Owner, the Servicer or the Seller.

            7.1.9. Each Bank may sell participations, to one or more banks or other financial institutions, in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Bank Commitment and any Purchaser Receivable Interests or interests therein owned by it); provided, however, that (i) unless the seller is CapMAC or the proposed participant is CNAI, a Bank or CapMAC, each seller of a participation shall give the Agent, the Owner, the Servicer and the Seller at least ten Business Days' notice of a proposed participation and shall not consummate such participation if the Owner notifies such seller that the proposed participant or any Affiliate of the proposed participant is a competitor of the Owner, Charming Shoppes or any of their respective Affiliates;
(ii) such selling Bank's obligations under this Agreement (including, without limitation, its Bank Commitment hereunder) shall remain unchanged; (iii) such selling Bank shall remain solely responsible to the other parties hereto for the performance of such obligations; (iv) the amount being participated pursuant to each such participation (determined as of the date of such participation) shall in no event be less than the lesser of (x) $10,000,000 and (y) the selling Bank's Bank Commitment; and (v) concurrently with such participation, the selling Bank thereunder shall sell to such participant an equal percentage of its rights and obligations under the APA. The parties to this Agreement shall continue to deal solely and directly with such selling Bank in connection with such Bank's rights and obligations under this Agreement.

            7.1.10. No transfer (or purported transfer) of all or any part of the Purchaser Receivable Interests (or any participation or other economic interest therein) or the Subordinated Receivable Interests (or any participation or other economic interest therein), whether to another Receivables Purchaser or to a person who is not a Receivables Purchaser, shall be effective, and any such transfer (or purported transfer) shall be void ab initio, and no Person shall otherwise become a holder of a Purchaser Receivable Interest or a Subordinated Receivable Interest if (i) at the time of such transfer (or purported transfer) any Purchaser Receivable Interests or Subordinated Receivable Interests are traded on an Established Securities Market, (ii) after such transfer (or purported transfer) the Trust would have more than 25 Subject Holders of the Purchaser Receivable Interests, the Subordinated Receivable Interests, the "Purchaser Receivable Interests" (as defined in the Receivables Purchase Agreement) or the "Subordinated Receivable Interests" (as defined in the Receivables Purchase Agreement)(or any participation or other economic interests in any of the foregoing) or (iii) the Purchaser Receivable Interests or Subordinated Receivable Interests were required to be registered under the Securities Act of 1933 (or, to the extent sold or offered pursuant to Regulation S (17 CFR 230.901 through 230.904 or any successor thereto), would have been required to be registered under the Securities Act of 1933 if sold or offered within the United States).


            SECTION 7.2. Costs, Expenses and Taxes.

            7.2.1. In addition to the rights of indemnification granted under Sections 4.01 and 4.02 hereof, the Owner agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Agreement, any asset purchase agreement or similar agreement relating to the sale or transfer of interests in Purchaser Receivable Interests and the other documents and agreements to be delivered hereunder, including, without limitation, (i) the reasonable fees and out-of-pocket expenses of counsel for the Agent, CNAI, Citicorp Securities, Inc. and Citibank with respect thereto and with respect to advising the Agent, CNAI, Citibank and Citicorp Securities, Inc. as to their rights and remedies under this Agreement,
(ii) the Agent's out of pocket costs and expenses in connection with annual audits under paragraph 1(b) of Exhibit V, and (iii) all costs and expenses, if any (including reasonable counsel fees and expenses), of the Agent, CNAI, the Banks, the Seller, the Trustee, or Citicorp Securities, Inc. in connection with the enforcement of this Agreement and the other documents and agreements to be delivered hereunder.

         7.2.2. In addition, the Owner shall pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 7.3. Confidentiality.

         7.3.1. Unless otherwise required by applicable law, each of the Seller, the Owner, the Servicer and the Subordinated Purchaser agrees to maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise; provided that this Agreement may be disclosed
(i) to third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the Agent, (ii) to independent financial rating agencies in connection with the rating of any Certificate Series issued or to be issued pursuant to the Pooling and Servicing Agreement, (iii) to CapMAC and its legal counsel and auditors, and CapMAC's reinsurers and prospective reinsurers, (iv) to the Seller's legal counsel and auditors, the Owner's legal counsel and auditors, and the Servicer's legal counsel and auditors and the Subordinated Purchaser's legal counsel and auditors if, in each case, they agree (whether or not in writing) to hold it confidential; and provided, further, that this Agreement may be filed by Charming Shoppes with the Securities and Exchange Commission as an exhibit to an annual report on Form 10-K or a quarterly report on Form 10-Q under the Exchange Act, in each case without any special confidentiality requirement.

         7.3.2. Each of the Agent, each Bank and, by virtue of entering into the Insurance Agreement, CapMAC agrees to (i) maintain the confidentiality of this Agreement (and all drafts thereof) in communications with third parties and otherwise, (ii) to use reasonable efforts (e.g., procedures substantially comparable to those applied by the Agent, the Banks or CapMAC, as the case may be, in respect of non-public information as to its business) to maintain the confidentiality of (x) the Owner's customer lists, the list of Stores delivered to the Agent pursuant to paragraph 2(n) of Exhibit IV hereto, and any other non public information as to the Owner's business and the Servicer's business and (y) the contents of the Administrative Servicer Agreement, in each case, to the extent that such information is not and does not become publicly available (other than by the filing of financing statements pursuant to this Agreement), and (iii) not to use any of the information described in the preceding clauses (x) and (y) for any purposes not specifically related to its business relationship with the Owner, the Servicer and the Trust or its ownership of Purchaser Receivable Interests or interests therein; provided, that nothing in this subsection (b) shall affect the disclosure of this Agreement or such non public information (1) to the extent required by law (including statute, rule, regulation or judicial process), (2) to the Agent's, a Bank's or CapMAC's counsel or accountants, as the case may be, provided they agree (whether or not in writing) to hold it confidential, and (3) to bank and insurance company examiners and auditors, appropriate government examining authorities and independent financial rating agencies, and provided, further, that the Agent, CapMAC, the Banks and each assignee of Receivable Interests may, in connection with any assignment, participation or reinsurance transaction or proposed assignment, participation or reinsurance transaction, disclose this Agreement to the assignee, participant or reinsurer or to a proposed assignee, participant or reinsurer and any information relating to the Owner or the Servicer furnished to such entity by or on behalf of the Owner or the Servicer or by the Agent, if, prior to any such disclosure, such assignee, participant or reinsurer or proposed assignee, participant or reinsurer agrees, in a writing reasonably satisfactory to the Owner or the Servicer, as the case may be, to preserve the confidentiality of this Agreement and any confidential information relating to the Owner or the Servicer received by it from any of the foregoing entities and to be bound by the provisions of this Section 7.05(b). The Agent, each Bank and CapMAC shall, as promptly as practicable after becoming aware of any disclosure of any confidential information relating to the Owner or the Servicer, use good faith efforts to notify the Owner and the Servicer of such disclosure; provided, however, that the failure by the Agent, any Bank or CapMAC to give such notice shall not subject it to liability.

         SECTION 7.4. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE

STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PRINCIPLES THEREOF), EXCEPT TO THE EXTENT THAT THE PERFECTION OF THE INTERESTS OF THE BANKS OR THE SUBORDINATED PURCHASER IN THE RECEIVABLES OR REMEDIES HEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 7.5. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         SECTION 7.6. Survival of Termination. The provisions of Sections 1.05, 1.06, 4.01, 4.02, 4.03, 7.04, 7.05 and 7.14 shall survive any termination of this Agreement.

         SECTION 7.7. Tax Treatment. The Owner and the Seller have structured this Agreement and the Receivable Interests with the intention that the Receivable Interests will qualify under applicable federal, state and local tax law as indebtedness. Except as otherwise required by law, the Seller, the Servicer, the Agent and the Banks agree to treat and to take no action inconsistent with the treatment of the Receivable Interests as indebtedness for purposes of federal, state and local income or franchise taxes and any other tax imposed on or measured by income.

         SECTION 7.8. Duties of the Trustee. The Trustee hereby agrees to (i) perform its duties and obligations as set forth in the Pooling and Servicing Agreement and (ii) promptly take each action which the Agent may specify (in accordance with Section 11.14(a) or any other applicable Section of the Pooling and Servicing Agreement) to enforce the Pooling and Servicing Agreement for the benefit of the Banks, any other receivables purchasers, and any holders of Investor Certificates, all with reasonable care and diligence and in accordance with applicable laws, rules and regulations and the Pooling and Servicing Agreement.

         SECTION 7.9. Limitation on Trustee/Seller Liability, Etc.

         7.9.1. Neither the Trustee, in its individual capacity or in its capacity as the Seller hereunder, nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, the Trustee:

             7.9.1.1. may consult with legal counsel (including counsel for the Seller, the Owner or the Servicer), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts;

             7.9.1.2. makes no warranty or representation to any Bank or to the Subordinated Purchaser and shall not be responsible to any Bank or to the Subordinated Purchaser for any statements, warranties or representations made in or in connection with this Agreement or the Pooling and Servicing Agreement;

             7.9.1.3. shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the Pooling and Servicing Agreement on the part of the Seller, the Owner or the Servicer or to inspect the property (including the books and records) of the Seller, the Owner or the Servicer;

             7.9.1.4. shall not be responsible to any Bank or the Subordinated Purchaser for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the Pooling and Servicing Agreement or any instrument or document furnished pursuant hereto; and

             7.9.1.5. shall incur no liability under or in respect of this Agreement, the Pooling and Servicing Agreement or any such other document or instrument by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram) believed by it to be genuine and signed or sent by the proper party or parties.

         SECTION 7.10. Third Party Beneficiaries.

         7.10.1. Each of the Seller, the Owner and the Trustee hereby acknowledge that the Agent, for the ratable benefit of the Banks, and the Banks are, to the extent of the Banks' rights and obligations under this Agreement, intended to be third party beneficiaries under Section 13.14 of the Pooling and Servicing Agreement.

         7.10.2. No "Investor Certificateholder" or "Enhancement Provider" (in each case as defined in the Pooling and Servicing Agreement) shall be a third-party beneficiary of this Agreement or have any benefit or any legal or equitable right, remedy or claim under this Agreement.

         SECTION 7.11. CNAI and Affiliates. Citibank's obligation to purchase Receivable Interests under this Agreement may be satisfied by CNAI or any of its Affiliates. With respect to any Receivable Interest or interest therein owned by it, CNAI shall have the same rights and powers under this Agreement as any Bank and may exercise the same as though it were not the Agent. CNAI and its Affiliates may generally engage in any kind of business with the Seller or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Seller or any Obligor or any of their respective Affiliates, all as if CNAI were not the Agent and without any duty to account therefor to the Banks.

         SECTION 7.12. No Proceedings. Each of the Agent, the Owner, the Servicer, each Bank, each assignee of a Purchaser Receivable Interest or any interest therein and each entity which enters into a commitment to purchase Purchaser Receivable Interests or interests therein hereby agrees that it will not institute against the Trust any proceeding of the type referred to in paragraph (g) of Exhibit VI so long as any Investor Certificate shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any Investor Certificate shall have been outstanding.

         SECTION 7.13. Limited Recourse.

         7.13.1. In no event will any Bank have any right or interest in the Trust to the extent allocated to the holder of Investor Certificates or attributable to the receivables purchase interest of any other Receivables Purchaser. Notwithstanding any other provision herein or in any other agreement or instrument, the Agent, on behalf of each Bank, confirms that it and each Bank has no interest in and will make no claim on, or otherwise interfere with, distributions of Collections allocated to any Investor Certificates or attributable to any other Receivables Purchasers under the Pooling and Servicing Agreement, any Supplement or any other receivables purchase agreement.

         7.13.2. Notwithstanding any claim that any Bank or the Agent may have hereunder, no such claim shall be payable from any Collections other than those attributable to the Receivables Purchase Interest pursuant to Section 2.01 and, as to all claims that any Bank or the Agent may have hereunder against the Trust, no such claim shall be payable other than from Allocable Finance Charge Collections, Allocable Principal Collections and the Allocation Percentage of Recoveries of Pool Receivables attributable to the Receivables Purchase Interest pursuant to Section 2.01. Nothing contained in this Section, however, shall limit or affect any claim that any Bank or the Agent may have hereunder against the Owner or the Servicer for any obligations under this Agreement which are direct obligations of the Owner or the Servicer.

         (c) By way of clarification of certain provisions contained in Section 6.16(a) and 12.1(c) of the Pooling and Servicing Agreement, the parties hereto confirm and agree that the reference in the last sentence of Section 6.16(a) to "equally and ratably" and the reference in the second sentence of Section 12.1(c) to "pro rata" means that the applicable benefits and payments will be allocated among the different Series in accordance with the "Investor/Purchaser Percentages" of the relevant Series (which, in the case of the Series created by this Agreement, is the Allocation Percentage) and among the Receivables Purchasers within each Receivable Purchase Series in accordance with the priorities set forth in the receivables purchase agreement for such Series.

         SECTION 7.14. Limitation on Rights of Banks. It is understood and intended, and upon the purchase of each Purchaser Receivable Interest the Agent and each Bank shall be deemed to have expressly covenanted and agreed with every other Receivables Purchaser and holder of an Investor Certificate and the Trustee, that the Purchaser Receivable Interests and the Investor Certificates shall rank pari passu among one another and amongst themselves (except for any Enhancement that may apply to only the Purchaser Receivable Interests or one series of Investor Certificates) and neither the Agent nor any Bank shall have any right hereunder or under the Pooling and Servicing Agreement (i) to surrender, waive, impair, disturb or prejudice the rights of any other Receivables Purchasers or the holders of the Investor Certificates, (ii) to obtain or seek to obtain priority over or preference to any other Receivables Purchaser or holder of an Investor Certificate or (iii) to enforce any right under this Agreement or the Pooling and Servicing Agreement against the Seller, except in the manner provided in the Pooling and Servicing Agreement and for the equal, ratable and common benefit of all Receivables Purchasers and holders of Investor Certificates and except (x) as otherwise expressly provided in the Pooling and Servicing Agreement or (y) to the extent this

Agreement creates independent and non-duplicative rights against the Seller. For the protection and enforcement of the provisions of this Section, each and every Receivables Purchaser and holder of an Investor Certificate and the Trustee shall be entitled to such relief as can be given either at law or in equity.

         SECTION 7.15. Incorporation by Reference. Section 7.16 of the Receivables Purchase Agreement is hereby incorporated herein by this reference, except that (i) each reference therein to a "Purchaser" shall be deemed to be a reference to a "Bank," and (ii) each reference therein to the Parallel Purchase Commitment shall be deemed to be a reference to the Receivables Purchase Agreement; provided, however, that if the SP Escrow Account shall have been established pursuant to the Receivables Purchase Agreement, no additional SP Escrow Account shall be established as a result of this incorporation by reference.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

    SELLER:                       FIRST UNION NATIONAL BANK,
                                     not in its individual capacity except as expressly provided herein but solely as the trustee for Charming Shoppes Master Trust

                                  By:___________________________________________
                                     Title:  Vice President

                                     123 South Broad Street
                                     Philadelphia, PA  19109
                                     Attention:    Corporate Trust Services
                                     Facsimile Number:  (201) 430-4963

                                               with copies to:

                                     First Union National Bank
                                     765 Broad Street
                                     Mail Drop C 76505
                                     Newark, New Jersey  07102
                                     Attention:  Corporate Trust
                                        Services
                                          Facsimile Number:  (201) 430-4963

                                            Pepper, Hamilton & Scheetz
                                            1201 Market Street, Suite 1402
                                            Wilmington, DE 19801-1163
                                            Attention: Richard Eckman, Esq.
                                            Facsimile Number:  (302) 656-8865

SUBORDINATED
  PURCHASER:                   FASHION SPC, INC.

                               By:_________________________________
                                  Title:  Vice President
                                  3411 Silverside Road
                                  Wilmington, DE  19810
                                  Attention:  Kirk R. Simme
                                  Facsimile Number:  (302) 479-5512

OWNER/SERVICER:                SPIRIT OF AMERICA NATIONAL BANK,
                               as the Owner and the Servicer

                               By:_________________________________
                                  Title:  Vice President
                                  745 Center Street
                                  Milford, OH  45150
                                  Attention:  Kirk R. Simme
                                  Facsimile Number:  (513) 576-5320

                                  with copies to:

                                  Mary Fontaine, Esq.
                                  Mayer, Brown & Platt
                                  190 South LaSalle Street
                                  Chicago, IL  60603

                                  Colin Stern, Esq.,
                                    General Counsel
                                  Charming Shoppes, Inc.
                                  450 Winks Lane
                                  Bensalem, PA  19020

    CITIBANK:              CITIBANK, N.A.

                           By: Citicorp North America, Inc., as Attorney-in-Fact

                                 By:_____________________________
                                    Title:  Vice President
                                    450 Mamaroneck Avenue
                                    Harrison, NY  10528
                                    Attention: U.S. Securitization
                                    Facsimile Number:  (914) 899-7890

                                 Commitment:  $120,000,000
                                 Percentage Interest: 100%

    AGENT:                 CITICORP NORTH AMERICA, INC., as Agent

                                 By:_____________________________
                                    Title:  Vice President
                                    450 Mamaroneck Avenue
                                    Harrison, NY  10528
                                    Attention:  U.S. Securitization
                                    Facsimile Number:  (914) 899-7890

                                    EXHIBIT I
                                  DEFINITIONS

         1. Certain Defined Terms. As used in the Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

         "Agent's Account" means the special account (account number 4060-0094) of the Agent maintained at the office of Citibank, N.A. at 399 Park Avenue, New York, New York. The Agent's Account is the "Series Account" referred to in the Pooling and Servicing Agreement for the Receivables Purchase Series arising in connection with the Agreement.

         "Assignment and Acceptance" means an assignment and acceptance agreement entered into by a Bank, an Eligible Assignee and the Agent, pursuant to which such Eligible Assignee may become a party to the Agreement, in substantially the form of Annex H hereto.

         "Bank Commitment" of any Bank means, (a) with respect to Citibank, $120,000,000 or such amount as reduced by any Assignment and Acceptance entered into between Citibank and other Banks or increased pursuant to Section 1.01(d);
(b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Bank Commitment or such amount as reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee, in each case as reduced (or terminated) pursuant to the next sentence. Any reduction (or termination) of the Total Commitment pursuant to the terms of the Agreement shall reduce ratably (or terminate) each Bank's Bank Commitment.

         "Banks" means Citibank and each Eligible Assignee that shall become a party to the Agreement pursuant to Section 7.03.

         "CapMAC" means Capital Markets Assurance Corporation, a New York stock insurance company.

         "Charming Shoppes" means Charming Shoppes, Inc., a Pennsylvania corporation.

         "Commitment Termination Date" means the earliest of (a) March 31, 1997,
(b) the "Facility Termination Date" under the Receivables Purchase Agreement,
(c) the date determined pursuant to Section 3.02, and (d) the date the Total Commitment reduces to zero.

         "Company" means each of FSC and Charming Shoppes.

         "Company Agreement" means an agreement, dated as of the date hereof, made by each of FSC and Charming Shoppes in favor of the Bank and the Agent, in form and substance satisfactory to the Agent, as the same may, from time to time, be amended, restated, modified or supplemented.

         "Cut Off Date" means the close of business of the Owner on February 29, 1996, or, in the case of Additional Accounts, the applicable Addition Cut Off Date.

         "Early Amortization Event" has the meaning set forth in Exhibit VI.

         "Eligible Assignee" means CNAI, any of its Affiliates, any Person managed by Citibank, CNAI or any of their Affiliates, CapMAC, or any financial or other institution acceptable to the Agent.

         "Final Distribution Date" means the date on which (i) the Purchaser Capital of all Purchaser Receivable Interests and Yield thereon have been paid in full, (ii) all other amounts payable hereunder to the Banks or the Agent with respect thereto are paid in full, (iii) the Subordinated Purchaser Capital of all Subordinated Receivable Interests have been paid in full, and (iv) the aggregate amount of all unreimbursed Purchaser Charge Offs with respect thereto have been reimbursed; provided, that the Final Distribution Date shall in any event occur one year after all amounts payable pursuant to clauses (i), (ii) and
(iii) above have been paid in full even if all unreimbursed Purchaser Charge-Offs with respect thereto have not been reimbursed; this is the "Series Termination Date" referred to in the Pooling and Servicing Agreement.

         "FSC" means Fashion Service Corp., a Delaware corporation.

         "Majority Banks" means at any time Banks holding Purchaser Receivable Interests having Purchaser Capital equal to more than 66- % of the aggregate outstanding Purchaser Capital of all Purchaser Receivable Interests or, if no Purchaser Capital is then outstanding, Banks having more than 66- % of the Total Commitment.

         "Master Trust Documents" means the Pooling and Servicing Agreement and each other agreement, instrument or other document (other than any "supplement" or "receivables purchase agreement" (in each case, as defined therein)) delivered in connection with the Pooling and Servicing Agreement, in each case as the same may be amended, modified or supplemented in accordance with the terms thereof.

         "Minimum Seller Capital" means, on any date of determination, an aggregate Outstanding Balance of Principal Receivables that are Eligible Receivables in the Receivables Pool on such date of determination equal to (i) during the Revolving Period, the product of (a) 2.0% and (b) the amount of the Purchaser Capital on such date of determination and (ii) during the Amortization Period, an amount equal to (a) 102% of the amount of the Purchaser Capital on the Termination Date minus (b) the sum of (1) the amount of the Purchaser Capital on such date of determination and (2) the aggregate reductions, if any, in the amount of Subordinated Purchaser Capital from the Termination Date to such date of determination.

         "Minimum Seller Interest" means, on any date of determination, an aggregate Outstanding Balance of Principal Receivables that are Eligible Receivables in the Receivables Pool on such date of determination equal to (i) during the Revolving Period, the product of (a) 2.0% and (b) the amount of the Purchaser Capital on such date of determination and (ii) during the Amortization Period, an amount equal to the product of (a) 2.0% and (b) the amount of the Purchaser Capital at the close of business of the Agent on the Business Day immediately preceding the Termination Date.

         "Percentage" of any Bank means, (a) with respect to Citibank, the percentage set forth on the signature page to the Agreement, or such amount as reduced by any Assignment and Acceptance entered into with an Eligible Assignee, or (b) with respect to a Bank that has entered into an Assignment and Acceptance, the amount set forth therein as such Bank's Percentage, or such amount as reduced by an Assignment and Acceptance entered into between such Bank and an Eligible Assignee.

         "Pooling and Servicing Agreement" means the Amended and Restated Pooling and Servicing Agreement dated as of December 24, 1992 as amended and restated as of May 4, 1994, and as amended by Amendment No. 1 dated as of December 22, 1995 and Amendment No. 2 dated as of March 22, 1996, among Spirit, as the seller, Spirit as the Servicer and First Union National Bank (formerly known as First Fidelity Bank, National Association, and prior to that known as First Fidelity Bank, N.A., Pennsylvania, and prior to that known as Fidelity Bank, National Association), as the Trustee, as the same may, from time to time, be amended, modified or supplemented.

         "Purchaser Capital" for any date means an amount equal to (a) the aggregate initial Purchaser Capital of all Purchaser Receivable Interests purchased by the Banks under the Agreement prior to such date (including pursuant to reinvestments under Section 2.06(a) of the Agreement) minus (b) the amount of distributions on account of Purchaser Capital made to the Banks prior to such date (other than distributions from the SP Escrow Account pursuant to Section 7.17 of the Agreement) and minus (c) the excess, if any, of the aggregate amount of Purchaser Charge Offs for all Distribution Dates preceding such date over the aggregate amount of Purchaser Charge Offs reimbursed prior to such date; provided, however, that if Purchaser Capital shall have been reduced by any distribution and thereafter all or a portion of such distribution is rescinded or must otherwise be returned for any reason, such Purchaser Capital shall be increased by the amount of such rescinded or returned distribution, as though it had not been made.

         "Purchaser Representative" means, initially, CNAI, as the Purchaser Representative pursuant to Section 6.01 of the

Agreement, and each other Person who shall succeed to the functions of CNAI as the Purchaser Representative pursuant to Section 6.01(c) of the Agreement.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of the date hereof, among the Seller, Fashion SPC, Inc., Spirit of America National Bank, CXC Incorporated and Citicorp North America, Inc., as Agent, as the same may, from time to time, be amended, restated, modified or supplemented.

         "Receivables Purchase Interest" and "Receivables Purchase Series Interest" means, collectively, the Purchaser Receivable Interests and the Subordinated Receivable Interests.

         "Register" has the meaning set forth in Section 7.03(f).

         "Servicer" means at any time the Person then authorized pursuant to the Agreement and the Pooling and Servicing Agreement to administer and collect Pool Receivables.

         "Store Payment Notice" has the meaning set forth in paragraph 1(b)(xxi) of Exhibit II to the Agreement.

         "Subordinated Purchaser Capital" for any date means an amount equal to
(a) the aggregate initial Subordinated Purchaser Capital of all Subordinated Receivable Interests purchased by the Subordinated Purchaser under the Agreement prior to such date (including pursuant to reinvestments under Section 2.06(a) of the Agreement), minus (b) the amount of Total Principal Collections allocated to the Subordinated Purchaser on account of Subordinated Purchaser Capital which are, prior to such date, either distributed to the Subordinated Purchaser pursuant to Section 2.06(a) of the Agreement or deposited into the SP Escrow Account pursuant to Section 2.06(b) of the Agreement, minus (c) an amount equal to the aggregate amount by which the Subordinated Purchaser Capital has been reduced as a result of Subordinated Principal Collections for prior Distribution Dates having been used to fund the Required Amount with respect to such Distribution Dates pursuant to Section 2.05(c) of the Agreement, minus (d) an amount equal to the aggregate amount by which the Subordinated Purchaser Capital has been reduced to fund the Purchaser Loss Amount on all prior Distribution Dates pursuant to Section 2.05(d) of the Agreement, minus (e) an amount equal to the aggregate amount by which Subordinated Purchaser Capital has been reduced on all prior Distribution Dates pursuant to

Section 2.07(a) of the Agreement, and plus (f) the aggregate amount of Excess Finance Charge Collections applied on all prior Distribution Dates for the purposes of reimbursing amounts deducted pursuant to the foregoing clauses (c),
(d) and (e).

         "Termination Date" means the earlier of (i) the Business Day which the Seller so designates by notice to the Agent (with a copy to the Servicer) at least one Business Day in advance and (ii) the Commitment Termination Date.

         "Total Commitment" means $120,000,000, as such amount may be reduced pursuant to Section 1.01(c) or pursuant to the last sentence of this definition, or increased pursuant to Section 1.01(d). References to the unused portion of the Total Commitment shall mean, at any time, the Total Commitment as then in effect, minus the sum of the then outstanding Purchaser Capital of Purchaser Receivable Interests under the Agreement and the then outstanding "Purchaser Capital" of "Purchaser Receivable Interests" under the Receivables Purchase Agreement. Furthermore, on each day on which the Seller reduces the unused portion of (or terminates) the "Purchase Limit" under the Receivables Purchase Agreement, the Total Commitment automatically shall reduce by the same amount (or so terminate).

         "Trust" means the trust created by the Pooling and Servicing Agreement.

         "Trustee" means, initially, First Union National Bank (formerly known as First Fidelity Bank, National Association, and prior to that known as First Fidelity Bank, N.A., Pennsylvania, and prior to that known as Fidelity Bank, National Association), a national banking association, as the trustee under the Pooling and Servicing Agreement, and each other Person who shall succeed to the functions of First Union National Bank pursuant to the terms of the Pooling and Servicing Agreement.

         "Unallocated Net Receivables Pool Balance" means, at any time, the Outstanding Balance of Principal Receivables that are Eligible Receivables in the Receivables Pool that is not allocated to the Purchaser Receivable Interests or the Subordinated Receivable Interests pursuant to the Agreement and not allocated to any other Person other than the Holder of the Exchangeable Seller Certificate pursuant to a supplement to the Pooling and Servicing Agreement or pursuant to any other receivables purchase agreement that is subject to the Pooling and Servicing Agreement.

         "Yield" means for each Purchaser Receivable Interest for any Fixed
Period:

                                   AR x C x ED  + LF
                                            ---
                                            360

                  where:

                                             AR   =   the Assignee Rate for such
                                    Purchaser Receivable Interest for such Fixed
                                    Period

                                             C    =   the Purchaser Capital of
                                    the Purchaser Receivable Interest during such Fixed Period

                                             ED   =   the actual number of days
                                    elapsed during such Fixed Period

                                             LF   =   the Liquidation Fee, if
                                    any, for such Fixed Period;

provided that no provision of the Agreement shall require the payment or permit the collection of Yield in excess of the maximum permitted by applicable law; and provided, further, that Yield for any Purchaser Receivable Interest shall not be considered paid by any distribution to the extent that at any time all or a portion of such distribution is rescinded or must otherwise be returned for any reason.

         2. Defined Terms Incorporated by Reference. Unless otherwise defined in the Agreement and subject to the modifications herein set forth, capitalized terms used in the Agreement or in any provisions of the Receivables Purchase Agreement incorporated in the Agreement by reference shall have the meanings given to them in the Receivables Purchase Agreement. Without limiting the foregoing, the defined terms "Credit Facilities", "Servicer Report", "Depositary Agreement" and "Store Payment Notice" are hereby incorporated by reference together with the related Schedule I, Annex A, Annex B and Annex F, respectively, of the Receivables Purchase Agreement. All references to the "Agent" and "Agreement" in provisions of the Receivables Purchase Agreement (including Exhibits and Schedules) incorporated in the Agreement by reference shall, without further reference, mean CNAI as Agent under the Agreement and the Agreement, respectively. The reference to the "Parallel Purchase Commitment" in the definition of "Collection" incorporated in the Agreement by reference shall be deemed to be a reference to the Receivables Purchase Agreement. Furthermore, all references in such incorporated provisions to "Collections", "Cardholder Agreement", "Net Receivables Pool Balance", "Pool Receivable", "Receivable Interest" and "Receivables Pool" shall mean the Collections, a Cardholder Agreement, the Net Receivables Pool Balance, a Pool Receivable, a Receivable Interest and the Receivables Pool under the Agreement, respectively. Unless the context otherwise requires, all references in this Agreement and in such incorporated provisions to "Purchaser Receivable Interests" shall mean the Purchaser Receivable Interests purchased by the Banks pursuant to the Agreement. To the extent any word or phrase is defined in the Agreement, any such word or phrase appearing in provisions so incorporated by reference from the Receivables Purchase Agreement shall have the meaning given to it in the Agreement. The incorporation by reference into the Agreement from the Receivables Purchase Agreement is for convenience only, and the Agreement and the Receivables Purchase Agreement shall at all times be, and be treated as, separate and distinct facilities. Incorporations by reference in the Agreement from the Receivables Purchase Agreement shall not be affected or impaired by any subsequent expiration or termination of the Receivables Purchase Agreement, nor by any amendment thereof or waiver thereunder unless the Agent, as Agent for the Banks, shall have consented to such amendment or waiver in writing.

         3. Defined Terms from the Pooling and Servicing Agreement. For purposes of the Pooling and Servicing Agreement:

         "Enhancement" means the Interest Rate Agreements and any additional interest rate caps purchased pursuant to Section 5.04(h).

         "interest" at any time means the sum of the Yield and the Subordinated Purchaser Yield at such time.

         "Investor/Purchaser Percentage" means the Allocation Percentage.

         "principal" at any time means the sum of the Purchaser Capital and the Subordinated Purchaser Capital at such time.

         "Receivables Purchaser Monthly Servicing Fee" means the Servicer Fee.

         "Series Servicing Fee Percentage" means the Servicing Fee Rate.

         "Series Termination Date" means the Final Distribution Date.

         4. Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   EXHIBIT II
                            CONDITIONS OF PURCHASES

         1. Conditions Precedent to Initial Purchase. The initial purchase of a Purchaser Receivable Interest by the Banks under the Agreement is subject to the conditions precedent that the conditions precedent to the initial purchase under the Receivables Purchase Agreement shall have been satisfied on or prior to the date of such purchase under the Agreement and that:

         1. on or before the date of such purchase, the Owner shall have (i) indicated in the Pool Index File maintained in its computer files that interests in the Receivables created in connection with the Accounts have been sold by the Seller to the Banks pursuant to the Agreement and (ii) delivered to the Trustee, pursuant to Section 2.1 of the Pooling and Servicing Agreement, a computer file or microfiche or written list containing a true and complete list of all Accounts, identified by account number, Obligor name and Obligor address and setting forth the Receivable balance as of the applicable Cut Off Date; and

         2. the Agent shall have received on or before the date of such purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Agent:

             a) Certified copies of any necessary corporate action of the Trustee approving the Agreement and certified copies of all documents evidencing other necessary governmental approvals, if any, with respect to the Agreement.

             b) A copy of (A) the Subordinated Purchaser's Certificate of Incorporation, certified (as of a date reasonably near the date of the Agreement) by the Secretary of State of the State of Delaware as being a true and correct copy thereof, (B) the Subordinated Purchaser's By-Laws as in effect on the date of the Agreement, certified by the Subordinated Purchaser's President or a Vice President and the Secretary or any Assistant Secretary of the Subordinated Purchaser as being a true and correct copy thereof, (C) the resolutions adopted by the Board of Directors of the Subordinated Purchaser authorizing the Subordinated Purchaser's officers to enter into, and to perform all necessary actions in connection with, transactions of the type contemplated by the Agreement, certified by the Subordinated Purchaser's Secretary or Assistant Secretary and (D) a certificate of the Secretary or Assistant Secretary of the Subordinated Purchaser certifying the names and true signatures of the officers of the Subordinated Purchaser authorized to sign the Agreement on behalf of the Subordinated Purchaser and the other documents to be delivered by the Subordinated Purchaser thereunder.

             c) Certified copies of the resolutions of the Board of Directors of the Servicer and the Owner approving the Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Agreement.

             d) Certified copies of the resolutions of the Board of Directors of each of FSC and Charming Shoppes approving the Company Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to the Company Agreement.

             e) A certificate of the Secretary or Assistant Secretary of the Trustee certifying the names and true signatures of the officers of the Trustee authorized to sign the Agreement on behalf of the Seller and the other documents to be delivered by the Seller thereunder.

             f) A certificate of the Secretary or Assistant Secretary of the Servicer and the Owner certifying the names and true signatures of the officers of the Servicer or the Owner, as the case may be, authorized to sign the Agreement and the other documents to be delivered by it thereunder.

             g) A certificate of the Secretary or Assistant Secretary of each of FSC and Charming Shoppes certifying the names and true signatures of the officers thereof authorized to sign the Company Agreement and the other documents to be delivered by it thereunder.

             h) Acknowledgment copies, or time stamped receipt copies, of proper financing statements, duly filed on or before the date of such initial purchase under the UCC of all jurisdictions that the Agent may deem necessary or desirable in order to perfect the ownership interests contemplated by the Agreement.

             i) Acknowledgment copies, or time stamped receipt copies, of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Receivables or Cardholder Agreements previously granted by the Owner or the Seller (other than Adverse Claims expressly permitted under the Agreement).

             j) Completed requests for information, dated as of a date reasonably near the date of such initial purchase, listing all effective financing statements (other than the financing statements referred to in subsection (viii) above) filed in the jurisdictions referred to in subsection (viii) above (other than Philadelphia County, Pennsylvania) that name the Seller as debtor, together with copies of such other financing statements (none of which shall cover any Receivables or Cardholder Agreements).

             k) A copy of each Depositary Agreement with each Depositary Bank, duly executed by the Seller and duly acknowledged by such Depositary Bank, and a notice to each Depositary Bank regarding the Trustee's change of name and instructing such Depositary Bank to make all payments to the Collection Account.

             l) An instruction letter to the Administrative Servicer, duly executed and delivered by the Owner, and duly acknowledged by the Administrative Servicer, directing the Administrative Servicer to process Collections in accordance with the Trustee's instructions, and a notice to the Administrative Servicer regarding the Trustee's change of name.

             m) The Company Agreement, duly executed and delivered by each of FSC and Charming Shoppes.

             n) The Fee Letter, duly executed and delivered by the Seller.

             o) A certified copy of the Pooling and Servicing Agreement, duly executed and delivered by each party thereto, and evidence satisfactory to the Agent that each of the conditions to the execution and delivery of a new Receivables Purchase Series set forth in Section 6.17 of the Pooling and Servicing Agreement shall have been satisfied with respect to the Agreement (including, without limitation, the Receivables Purchase Notice, confirmation of the Rating Agency Condition, an Officer's Certificate of the Owner and a Tax Opinion (as such terms are defined in the Pooling and Servicing Agreement)).

             p) A copy of the Cardholder Guidelines, certified by a Responsible Officer of the Owner as being complete and accurate in all material respects.

             q) A favorable opinion of Pepper, Hamilton & Scheetz, counsel for the Trustee, substantially in the form of Annex C to the Receivables Purchase Agreement and as to such other matters as the Agent may reasonably request.

             r) A favorable opinion of:

                (a) Mayer, Brown & Platt, counsel for each of the Servicer, the Owner, the Subordinated Purchaser, Charming Shoppes and FSC, as to certain corporate and security interest matters substantially in the form of Annex D-1 to the Receivables Purchase Agreement and as to such other matters as the Agent may reasonably request,

                (b) Mayer, Brown & Platt, counsel for the Owner and the Servicer, as to certain bank regulatory matters substantially in the form of Annex D-2 to the Receivables Purchase Agreement and as to such other matters as the Agent may reasonably request,

                (c) Colin Stern, Esq., General Counsel for each of the Servicer, the Owner and the Subordinated Purchaser, substantially in the form of Annex D-3 to the Receivables Purchase Agreement and as to such other matters as the Agent may reasonably request, and

                (d) Mayer, Brown & Platt, counsel for each of the Subordinated Purchaser, Charming Shoppes and FSC, as to certain federal Bankruptcy Code matters substantially in the form of Annex D-4 to the Receivables Purchase Agreement and as to such other matters as the Agent may reasonably request.

             s) A favorable opinion of Colin Stern, Esq., General Counsel for each of FSC and Charming Shoppes, substantially in the form of Annex E to the Receivables Purchase Agreement and as to such other matters as the Agent may reasonably request.

             t) A favorable opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for the Agent, as the Agent may reasonably request.

             u) An undated notice (the "Store Payment Notice"), duly executed by each of the Owner and Charming Shoppes, to the manager of each Store, in substantially the form of Annex F to the Receivables Purchase Agreement.

             v) Assignments to the Seller of the benefits under each of the Interest Rate Agreements in effect on the Effective Date, together with any necessary consents by the counterparties to such Interest Rate Agreements;

             w) Copies of each of the Interest Rate Agreements in effect on the Effective Date, together with a summary thereof in substantially the form of Annex G to the Receivables Purchase Agreement, in each case certified by a Responsible Officer of the Owner as being complete and correct.

             x) The Insurance Agreement, duly executed by each of the parties thereto, and the Surety Bond, duly issued by CapMAC and all conditions precedent to each of the Insurance Agreement and Surety Bond shall have been satisfied, including, without limitation, (1) an opinion of counsel to CapMAC with respect to the enforceability of the Surety Bond and other matters, (2) an officer's certificate of CapMAC and (3) a letter agreement between CapMAC and the Administrative Servicer relating to termination of the Administrative Servicer Agreement.

             y) Copies of each of the Credit Facilities as in effect on the Effective Date, certified by an officer of Charming Shoppes as being complete and correct, accompanied by a certificate of an officer of Charming Shoppes that (x) Charming Shoppes has duly executed and delivered each of the Credit Facilities, (y) all conditions precedent to the obligations of the lenders under the Credit Facilities have been satisfied and the Credit Facilities are in full force and effect as of the date of the Agreement and (z) no event or condition of the type described in paragraph (l) of Exhibit VI has occurred and is continuing.

             z) Copies of the Consumer Credit Plan Agreement between Charming Shoppes of Delaware, Inc. and FSC, the Consumer Credit Plan Operations Agreement between FSC and Spirit and the Cardholder Agreement, each as in effect on the Effective Date, certified by a Responsible Officer of FSC or the Owner as being complete and correct.

             aa) A copy of the Administrative Servicing Agreement or a summary prepared by the Servicer of the provisions of the Administrative Servicing Agreement relating to the termination thereof by either party and the assignability thereof by the Administrative Servicer.

             bb) A letter agreement between Mellon Bank, N.A. and the Trustee, in form and substance satisfactory to the Agent, duly executed and delivered by Mellon Bank, N.A. and the Trustee, setting forth certain instructions with respect to the flow of funds arising out of Store Payments and the agreement by Mellon Bank, N.A. not to assert setoffs against such funds.

             cc) A letter agreement between Charming Shoppes of Delaware, Inc. and the Trustee, in form and substance satisfactory to the Agent, duly executed and delivered by Charming Shoppes of Delaware, Inc. and the Trustee, setting forth certain instructions with respect to the flow of funds arising out of Store Payments and the agreement by Charming Shoppes of Delaware, Inc. not to assert setoffs against such funds.

             dd) Copies of good standing certificates for Spirit from the Office of the Comptroller of the Currency and the Federal Deposit Insurance Corporation.

         2. Conditions Precedent to All Purchases and Reinvestments. Each purchase (including the initial purchase) of Purchaser Receivable Interests by the Banks under the Agreement and each reinvestment pursuant to Section 2.06(a) of the Agreement shall be subject to the further conditions precedent that:

         3. in the case of each purchase, the Servicer shall have delivered (i) to the Trustee, on or prior to such purchase, the then most recent computer file or microfiche or written list of Accounts required pursuant to Section 2.1 or 2.6(d)(ii) of the Pooling and Servicing Agreement, and (ii) to the Agent, on or prior to such purchase, in form and substance satisfactory to the Agent, a completed Servicer Report dated within 31 days prior to the date of such purchase together with such additional information as may reasonably be requested by the Agent,

         4. on the date of such purchase or reinvestment the following statements shall be true (and acceptance of the proceeds of such purchase or reinvestment shall be deemed a representation and warranty by the Seller that such statements are then true):

             a) The representations and warranties contained in Exhibit III are correct on and as of the date of such purchase or reinvestment as though made on and as of such date, and

             b) No event has occurred and is continuing, or would result from such purchase or reinvestment, that constitutes an Early Amortization Event or that would constitute an Early Amortization Event but for the requirement that notice be given or time elapse or both, and

         5. the Agent shall have received such other approvals, opinions or documents as it may reasonably request.

         3. Additional Conditions Precedent to Each Purchase by the Banks. Each purchase (including the initial purchase) of a Purchaser Receivable Interest by the Banks under the Agreement is subject to the additional conditions precedent that, after giving effect to such purchase and any concurrent purchase of a Subordinated Receivable Interest pursuant to Section 1.02(d) of the Agreement:

         6. the aggregate outstanding Subordinated Purchaser Capital shall be at least equal to 14% of the aggregate outstanding Purchaser Capital; and

         7. the Unallocated Net Receivables Pool Balance shall be equal to or exceed the Minimum Seller Capital.

                                   EXHIBIT III
                         REPRESENTATIONS AND WARRANTIES

         Exhibit III of the Receivables Purchase Agreement is hereby incorporated herein by reference, except that (i) each reference therein to the "Purchasers" shall be deemed to be a reference to the Banks and (ii) each reference therein to the "Parallel Purchase Commitment" shall be deemed to be a reference to the "Receivables Purchase Agreement."

                                      III-1

                                   EXHIBIT IV
                                   COVENANTS

         Exhibit IV of the Receivables Purchase Agreement is hereby incorporated herein by reference, except that (i) each reference therein to the "Purchasers" shall be deemed to be a reference to the Banks, (ii) each reference therein to the "Facility Termination Date" shall be deemed to be a reference to the Commitment Termination Date, (iii) each reference therein to the "Parallel Purchase Commitment" shall be deemed to be a reference to the "Receivables Purchase Agreement" and (iv) paragraph 2(q) thereof shall be deemed to have been "intentionally omitted" for purposes of the Agreement.

                                    EXHIBIT V
                         ADMINISTRATION AND COLLECTION
                              OF POOL RECEIVABLES

         Exhibit V of the Receivables Purchase Agreement is hereby incorporated herein by reference, except that (i) each reference therein to the "Purchasers" shall be deemed to be a reference to the Banks, and (ii) each reference therein to the "Facility Termination Date" shall be deemed to be a reference to the Commitment Termination Date.

                                   EXHIBIT VI
                           EARLY AMORTIZATION EVENTS

         Each of the "Early Amortization Events" set forth in Exhibit VI of the Receivables Purchase Agreement is incorporated herein by reference, except that the reference in subsection (i) thereof to the "Parallel Purchase Commitment" shall be deemed to be a reference to the Receivables Purchase Agreement.


                                      VI-1